Exhibit 99.1 (b) 2

CONSOLIDATED STATEMENTS OF OPERATIONS

NDCHealth Corporation and Subsidiaries

(In thousands, except per share data)

	Year Ended
	May 30, 2003	May 31, 2002
Revenues:
Information management	$156,753	$150,399
Network services and systems	272,853	198,622
Divested businesses	—	4,360

	429,606	353,381

Operating expenses:
Cost of service	214,574	174,944
Sales, general and administrative	89,214	76,961
Depreciation and amortization	30,881	24,374
Restructuring, impairment and other charges	2,283	—
Acquisition related expense	2,775	—

	339,727	276,279

Operating income	89,879	77,102

Other income (expense):
Interest and other income	1,534	1,779
Interest and other expense	(22,108)	(9,693)
Minority interest in losses	2,434	1,863
Loss related to investments	(14,455)	(41,000)
Early extinguishment of debt charges	(2,359)	—

	(34,954)	(47,051)

Income (loss) before income taxes and equity in losses of affiliated companies:
Information management	24,687	25,315
Network services and systems	47,052	46,306
Other	(16,814)	(41,570)

	54,925	30,051

Provision for income taxes	22,975	12,877

Income before equity in losses of affiliated companies	31,950	17,174
Equity in losses of affiliated companies	(1,348)	(2,064)

Net income	$30,602	$15,110

Basic earnings per share:	$0.88	$0.44

Shares	34,591	34,087
Diluted earnings per share:	$0.88	$0.43

Shares	34,941	35,496